EXHIBIT 10.17

AMENDMENT NO. 15 TO LOAN AGREEMENT

This AMENDMENT NO. 15 TO LOAN AGREEMENT (this “Amendment”), dated as of June 29, 2012 (the “Effective Date”), is entered into among WESTLB AG, NEW YORK BRANCH (the “Lender”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Collateral Agent” and “Securities Intermediary”), LEASE EQUITY APPRECIATION FUND II, L.P., a Delaware limited partnership (“LEAF” or the “Seller”), LEAF FINANCIAL CORPORATION, a Delaware corporation (the “Servicer”), LEAF FUNDING, INC., a Delaware corporation (the “Originator”), LEAF FUND II, LLC, a Delaware limited liability company (the “Borrower”), and RESOURCE AMERICA, INC., a Delaware corporation, and the parent of the Servicer and the Originator (“Resource”).

W I T N E S S E T H:

WHEREAS, other than Resource, the parties hereto are parties to the Loan Agreement, dated as of June 1, 2005 (as modified, amended or supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 14.04 of the Loan Agreement, the parties hereto wish to amend the Loan Agreement and hereby agree that the Loan Agreement is hereby amended; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.           Definitions; Controlling Document.

(a)           Whenever used in this Amendment, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A to the Loan Agreement.  In the event of any inconsistency or conflict between the provisions of the Loan Agreement and this Amendment, this Amendment shall control.

(b)           Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the Effective Date.

SECTION 2.           Amendments.

(a)           Section 2.05(a) of the Loan Agreement (Repayment of Advances; Interest) is hereby amended and restated in its entirety as follows:

“(a)           Upon the Facility Termination Date (x) the Lender’s commitment to make new Advances shall be terminated, (y) subject to Section 2.11(c), the Applicable Margin shall be equal to the amount in clause (ii) of the definition of “Applicable Margin” and (z) the Lender will be entitled to receive the Additional Principal Payment Amount.

(b)           No later than the earlier of (such earlier date, the “Due Date”) (y) the Final Payment Date or (z) the date on which an Event of Default occurs, the Borrower shall pay to the Lender the Total Outstanding Advances, plus all accrued and unpaid interest thereon, and shall pay all other Secured Obligations then accrued in full (collectively, the sums due, the “Loan Balance”.)  If the entire Loan Balance is not paid in full on the Due Date (any such unpaid amount, the “Shortfall”), the following shall occur immediately after the Lender sends a notice to Resource, the Servicer, LEAF and the Borrower reporting such Shortfall:

(i)          LEAF (and if LEAF does not do so within one Business Day, Resource) shall pay to the Lender, via wire transfer, the lesser of (y) $1,390,000 or (z) the balance of the Shortfall;

(ii)         Of the next $695,000 in the Shortfall, the obligation shall be allocated, pari passu, as follows:  (y) LEAF (and if LEAF does not do so within one Business Day, Resource) shall pay to the Lender, via wire transfer, the lesser of (1) $347,500 or (2) 50% of the balance of the Shortfall; and (z) the Lender shall waive, for all purposes under the Loan Documents, the Borrower’s obligation to repay the Lender the lesser of (3) $347,500 or (4) 50% of the balance of the Shortfall;

(iii)        If any Shortfall remains thereafter, LEAF (and if LEAF does not do so within one Business Day, Resource) shall pay to the Lender, via wire transfer, the lesser of (y) $3,215,000 or (z) the balance of the Shortfall;

(iv)        If no Shortfall remains thereafter, the Borrower Parties shall be discharged from any further obligations under the Loan Documents, except for those that survive the repayment of the Loan, either by their express terms or under applicable law.  If any Shortfall remains thereafter, the Borrower shall assign, transfer and convey, pursuant to documentation acceptable to the Lender in its sole discretion, all remaining Collateral (the “Remaining Collateral”) to the Lender and the Lender, upon three (3) Business Days’ written notice to Resource and the Borrower, shall have the right to liquidate in any manner it deems appropriate, in its sole discretion, the Remaining Collateral and apply the liquidation proceeds (the “Liquidation Proceeds”) therefrom to repay any remaining Shortfall; provided, however, that LEAF and Resource shall not be prohibited from bidding at any private or public sale of the Collateral.  If the Liquidation Proceeds are insufficient to repay the then remaining Shortfall (including without limitation the reasonable costs incurred by the Lender in liquidating the Remaining Collateral (the “Lender Costs”)), the Lender hereby waives the Borrower’s obligation to repay such remaining Shortfall.  If the Liquidation Proceeds exceed the then remaining Shortfall, any excess shall be paid by the Lender to Resource (or to such Person as Resource may direct), after deducting from such excess Liquidation Proceeds the Lender Costs; and

(v)         If any payment by either LEAF or Resource under Sections 2(b)(i), (ii) or (iii) is made or to be made, and any such payment will pay in full the then existing Shortfall, LEAF or Resource, as applicable, shall have the right, in its sole discretion, to obtain from the Lender, an assignment (without representation or warranty) of the Loan (including any previously waived portion thereof), pursuant to mutually acceptable loan assignment documentation.”

(b)           Subsection 2.05(b) of the Loan Agreement is hereby relettered as subsection “(c)”, subsection “(c)” is hereby relettered as subsection (“d”), and the cross-reference in Section 4.07 is hereby relettered from “2.05(b)” to “2.05(c)”.

(c)           Section 3.03(b) “second” of the Loan Agreement is hereby amended to read “(4) all Servicing Charges (to the extent passed through to independent third parties by the Servicer).”

(d)           Section 3.03(b) “ninth” of the Loan Agreement is hereby amended and restated as follows:

“ninth, from Available Funds, so long as LEAF is the Servicer, to the Lender all accrued Servicing Charges (to the extent not passed through to independent third parties by the Servicer) until the Restructuring Fee is paid in full; thereafter, 65% of all Servicing Charges (to the extent included in subsection (a) of the definition thereof) shall be paid to the Servicer; if LEAF is no longer the Servicer, all Servicing Charges shall be paid to the Servicer”

(e)           Section 3.03(b) “tenth” is hereby amended and restated as follows:

“tenth, from Available Funds, pro rata in accordance with the respective amounts then due and owing, to the Lender, the Servicer, the Backup Servicer, the Collateral Agent and the Securities Intermediary, respectively, any fees or reimbursements due to such Person pursuant to this Loan Agreement or any other Loan Document and previously unpaid, including, without limitation, any accrued but unpaid Restructuring Fee; and

eleventh, to the Lender (as to such person as the Lender shall direct) all remaining Available Funds, together with any amounts released from the Reserve Account in excess of the Required Reserve Account Amount.”

(f)           The second sentence of Section 7.01(u) of the Loan Agreement is hereby amended and restated as follows:

“Notwithstanding the foregoing, the Borrower may, without the prior written consent of the Lender, make Permitted Modifications.”

(g)           Section 7.02(w) of the Loan Agreement is hereby amended to add at the end of the first sentence thereof “or except as to Permitted Modifications.”

(h)           Section 7.03(t) of the Loan Agreement is hereby amended to add at the end of the first sentence thereof “or except as to Permitted Modifications.”

(i)             Section 8.01 of the Loan Agreement is hereby amended by deleting subsections (l), (m) and (w) thereof and substituting therefor the word “[Reserved]”.

(j)             Section 8.01(n) of the Loan Agreement is hereby amended and restated as follows:

“(n)          Principal Balance.  The Aggregate Implicit Contract Balance of all Charged-off Contracts at any time after the Effective Date shall not exceed $5,300,000.”

(k)            Sections 5.02(a), 7.01(hh)(a), 7.02(gg)(a), 7.03(o)(a), 7.03(o)(b), 7.03(cc)(a) and 8.01(s) of the Loan Agreement are hereby deleted.

(l)             Appendix A of the Loan Agreement is hereby modified as follows:

(v)           A new definition of “Permitted Modifications” is hereby added as follows:

“Permitted Modifications” means any modifications, amendments, or waivers of any provision of any Contract Document so long as the cumulative sum of Additions minus Subtractions does not exceed $250,000.  “Additions” shall mean the aggregate Implicit Contract Principal Balance of all additional Scheduled Payments that become due after November 30, 2013 as a consequence of any modification or amendment, entered into after the Effective Date, that increases the aggregate amount of Scheduled Payments that are due after November 30, 2013. “Subtractions” shall mean the aggregate Implicit Contract Principal Balance of all Scheduled Payments that, after the Effective Date, are no longer due after November 30, 2013 because (1) the related Contract has been purchased (or substituted for) by the Originator or the Servicer, or (2) has been prepaid by or on behalf of the related Obligor (whether through voluntary termination, negotiated prepayment, or casualty to the related Equipment).”

 (w)          A new definition of “Restructuring Fee” is hereby added as follows:

“               “Restructuring Fee” means the sum of $114,600 to be paid by the Borrower to the Lender as set forth in Section 3.03(b).”

(x)            Subsection (i) of the definition of “Release Price” is hereby amended and restated as follows:

 “(i)       the greater of (a) the Implicit Principal Balance of such Contract as of the date of such purchase or repurchase; or (b) in the case of a repurchase only, the Implicit Principal Balance of such Contract immediately prior to the effectuation of any modification of such Contract not permitted by this Agreement at the time of such modification.”

(y)           Subsection (iv) of the definition of “Change of Control” is hereby deleted.

(z)           The following definitions (and all references thereto in the Agreement) are hereby deleted:

“Advance Rate”
“Annualized Default Ratio”
“Cumulative Net Loss & Static Pool Test”
“Facility Termination Event”
“NPA Ratio”
“Required Credit Support Amount”
“Required Reserve Account Amount”
“Required Reserve Account Floor Amount”
“Reserve Account”
“Reserve Account Available Amount”
“Reserve Account Limitation Event”
“Reserve Account Property”

(m)           The first paragraph of Eligibility Criteria, Exhibit D to the Loan Agreement, is hereby amended and restated in its entirety:

“To be an Eligible Contract, a Contract (and the related Contract Documents, Equipment and other Collateral) must satisfy, and maintain at all times, the following eligibility characteristics, subject to any Permitted Modifications and any other exceptions thereto approved in writing by the Lender in its sole discretion:”

 SECTION 3.           Acknowledgment of Debt, Release of Claims, Status of Loan.

(a)            Reaffirmation of Loan Documents.  The LEAF Parties and Resource (collectively, the “Borrower Parties” and each, a “Borrower Party”) hereby acknowledge and agree that all terms, conditions and provisions of the Loan Documents continue in full force and effect and remain unaffected and unchanged, except as specifically provided in this Amendment.  This Amendment is not intended to and shall not be construed to create or constitute a modification of the Loan or a release or relinquishment of, and shall not affect, the liens, security interests and rights and remedies thereunder, all of which are hereby ratified, confirmed, renewed and extended in all respects, except as specifically provided in this Amendment.  The LEAF Parties reaffirm to the Lender each of the representations, warranties, covenants and agreements of the LEAF Parties set forth in the Loan Documents with the same force and effect as if each were separately stated herein and made as of the Effective Date.

(b)           Acknowledgments of the Borrower Parties.

(i)             Aggregate Amount of Loan.  The Borrower Parties hereby acknowledge that the Loan Balance as of June 29, 2012, including all principal, accrued and unpaid interest (at the Interest Rate or the Default Rate, as applicable) and all other Secured Obligations, is $15,371,069.36, plus the Lender’s attorneys’ fees and expenses, as follows:

Principal:	$15,269,307.65
Interest:	$26,845.71
Lender’s Legal Fees	$43,000.00	(estimate)
Other Secured Obligations:	$74,916.00	+
Total	$15,414,069.36

(ii)            Collateral.  The Borrower Parties acknowledge and agree that all of the Collateral under the Loan secures and shall continue to secure the Loan with valid liens and security interests, and no Borrower Party has taken any action that would cause the interruption, cessation or other lapse of the aforesaid security interests in the Collateral for the Loan or loss of priority as to any Borrower Party.

(c)           No Defenses or Claims.  The Borrower Parties acknowledge and agree that, as of the Effective Date, they have no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of, connected with, or related to the Loan, any Loan Documents or the Collateral, or any past or present relationship between or among the Borrower Parties, the Lender, or any of their respective past, present and/or future Affiliates and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, Affiliates, attorneys, accountants, agents and employees, and their successors, heirs and assigns and each of them, that can be asserted either to reduce or eliminate all or any part of the Borrower’s liability for the Loan, or to seek affirmative relief or damages of any kind or nature from the Lender.  The Borrower Parties further acknowledge that to the extent that any such claim should in fact exist, including without limitation, any usury or lender liability claim, it is being fully, finally and irrevocably released by the Borrower Parties as provided in Section 2(d) of this Amendment.

(d)           General Release of Claims.

(i)             Effective on the execution of this Amendment, the Borrower Parties, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with any of the Borrower Parties (collectively, the “Borrower Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit the Lender, and its past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (the “Lender Releasees”), of and from and against any and all, existing or accrued as of the Effective Date, claims, demands, obligations, duties, liabilities, damages, expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Loan, the Loan Documents and/or the Collateral, (ii) the Lender’s acts, statements, conduct, representations and omissions made in connection therewith, including, without limitation, the disbursement of funds from the Collection Account, the Lockbox Account or the Reserve Account (collectively, the “Accounts”) or any election of the Lender to refrain from any such disbursements, and the negotiation of this Amendment, or (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, each though fully set forth herein at length (the “Released Claims”).

(ii)           The Borrower Party Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  In this connection, the Borrower Party Releasors hereby agree, represent and warrant to the Lender that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and the Borrower Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that the Borrower Party Releasors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan and all dealings in connection therewith.

(iii)           The Borrower Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by the Lender or any Affiliate of the Lender in making the foregoing release.

(iv)           The Borrower Party Releasors represent and warrant to the Lender that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower Party Releasor agrees, jointly and severally, to indemnify, protect, defend and hold each of the Lender Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

(e)           This Amendment Not to Supersede Loan Documents.  This Amendment does not supersede the Loan Documents, except as expressly provided herein.  The Loan Documents (as expressly amended hereby) shall continue to govern the Loan until such time as the Lender and the Borrower agree (if at all) to enter into other documents governing such debt.  This Amendment and the Loan Documents shall govern the terms and conditions of the Loan.  This Amendment does not waive, alter or modify the Lender’s rights under the Loan Documents or otherwise waive or excuse any Defaults or Event of Default thereunder, except as provided for herein.  This Amendment does not supersede, modify, alter or amend any Loan or other relationships between and among the Borrower Parties and the Lender other than those specifically described herein.

(f)            Waiver.  This Agreement shall be subject in all respects to the terms and conditions of that certain Pre-Negotiation Agreement dated as of May 31, 2012, including without limitation, that this Agreement shall not constitute, or be deemed to be, a waiver by Lender of any Future Default (defined below) that may hereafter occur by any of the LEAF Parties under the Loan Documents, and any action taken pursuant to this Agreement shall not constitute or evidence any waiver, estoppel, release, modification, limitation, forbearance or any agreement by Lender to delay the exercise of Lender’s rights or remedies under the Loan Documents of any of the LEAF Parties’ obligations under the Loan Documents.  With respect to any Default or Event of Default existing as of the Effective Date set forth on Schedule 4 (the “Existing Defaults”), Lender hereby waives its right to pursue any of its rights or remedies against the Borrower Parties with respect thereto.

SECTION 4.           Representations and Warranties.  The LEAF Parties each hereby severally certifies as to itself that its respective representations and warranties set forth in Article VI of the Loan Agreement (and any other representations and warranties made by the LEAF Parties in the Loan Agreement) are true and correct as of the Effective Date with the same force and effect as if made on the Effective Date, except to the extent such representations and warranties speak specifically to an earlier date, in which case they shall have been true and correct on such date. In addition, the Borrower Parties each severally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no Default or Event of Default has occurred and is continuing, except for the Existing Defaults as set forth on Schedule 4 (the “Existing Defaults”); (b) the Borrower Parties each has the power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary actions to authorize the execution and delivery of this Amendment; (c) no consent of any other person (including, without limitation, members or creditors of the Borrower Parties), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained, (d) the Loan Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower Parties, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or law); (e) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or the limited liability company agreement of the Borrower Parties or any material indenture, agreement, mortgage, deed of trust or other instrument to which any Borrower Party is a party or by which it is bound; (f) as of the Effective Date, there has been no act, event or condition that has resulted in a Material Adverse Effect, except as set forth on Schedule 4; (g) there are no actions, suits or proceedings at law or in equity by or before any governmental authority or person now pending or, to the knowledge of any Borrower Party, threatened, against or affecting the Collateral or any Borrower Party, except for such actions, suits or proceedings that, in the aggregate, if adversely determined, could not have a Material Adverse Effect on Collateral constituting 10% of the Aggregate Principal Balance of the Eligible Contracts; (h) the Borrower Parties expressly agree and stipulate that, except as otherwise specifically provided herein or in the Loan Documents, the Lender has no obligation under the Loan Documents, by law, by equity, by the existence of this Amendment, or by any oral representation or communication of any sort from the Lender to refrain from exercising its rights under the Loan Documents or under this Amendment, or to agree, either now or in the future, to any additional disbursements of sums under the Loan Documents (including without limitation, any Advances), any forbearances or extensions of time to pay the indebtedness, or provide any accommodation to the Borrower under any circumstances whatsoever; the Lender, as to any Default or Event of Default under the Loan Documents not constituting an Existing Default (a “Future Default”), shall have full right and power to commence all remedies under the Loan Documents, including without limitation, judicial and non-judicial foreclosure, all of which are hereby expressly reserved; (i) there exists no lien, claim or encumbrance on any of the Collateral pledged under the Loan Documents other than the Lender’s security interest thereunder, except for Permitted Encumbrances; and (j) the Final Payment Date is December 21, 2013.

SECTION 5.           Conditions Precedent.  The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.

(a)            If different from the incumbency certificate delivered on the Closing Date, the Lender shall have received for each Borrower Party an incumbency certificate, dated the as of the Effective Date, of such Person authorized to act as its authorized representative hereunder.

(b)           The Lender shall have received each of the documents listed below:

(i)             Counterparts of this Amendment and the Amendment to Servicing Agreement dated as of the Effective Date in the form attached hereto as Exhibit A and made a part hereof (the “Servicing Agreement Amendment”), each duly executed and delivered by an authorized representative of each Borrower Party and the other parties thereto;

(ii)           The Lender shall have received legal opinions from counsel satisfactory to the Lender with respect to (A) the due organization and existence of each Borrower Party, (B) the due execution, authority, enforceability of this Amendment, the Servicing Agreement Amendment, and any other documents being delivered by any Borrower Party to the Lender, the (C) such other matters as the Lender or its counsel may reasonable require, all such opinions shall be in form, scope and substance satisfactory to the Lender and the Lender’s counsel in their sole discretion; and

(iii)           Such other documents and certificates as the Lender shall reasonably require.

(c)           The Borrowers shall have received a counterpart of this Amendment, duly executed by authorized representatives of the Lender, for itself and as the Lender.

(d)           The Lender shall have received all fees and expenses, if any, required to be paid by the Borrower on or before the Effective Date, including, without limitation, the legal fees and expenses of the Lender’s counsel.

(e)           All representations and warranties contained herein or otherwise made by the Borrower Parties to the Lender in connection herewith shall be true, correct and complete.

(f)             No Default or Event of Default under the Loan Documents nor any default hereunder shall have occurred as of the Effective Date, other than the Existing Defaults, after giving full effect to this Amendment.

SECTION 6.           Bankruptcy Waivers.

(a)           The Borrower Parties stipulate that the cumulative effect of this Amendment and the restructuring of the Borrower’s financial affairs made possible by this Amendment will provide the Borrower with a comprehensive financial restructuring which could have been realized in a plan of reorganization under Chapter 11 of the Bankruptcy Code.  The restructuring of the Borrower’s obligations pursuant to this Amendment will successfully effectuate a restructuring of the Loan and that the performance of all other terms and conditions under the Loan Agreement and other Loan Documents is feasible, realistic and achievable.

(b)           The Lender has no obligation to, and does not intend to agree to, accept any subsequent restructuring proposal or make any subsequent loans or other financial accommodations to the Borrower.  The Lender has not, directly or indirectly, encouraged any Borrower Party to anticipate or expect any favorable consideration of any future business plans or requests for additional modifications, amendments or supplements of or to the Loan Agreement or any of the other Loan Documents.  The Borrower Parties acknowledge and agree that the Lender’s present objectives and goals may include, without limitation, insistence upon the full, timely and strict compliance with all terms and conditions of the Loan Agreement and other Loan Documents, and a refusal to consider or accept any subsequent proposals for restructuring or modifications of the Loan Agreement or any of the other Loan Documents.  The Borrower Parties further acknowledge that, in order to perform all of the terms and conditions of the Loan Agreement and other Loan Documents, it is possible that they may in the future be required to liquidate assets or implement business plans to raise additional capital, even though such conduct may ultimately diminish the long-term going concern potential of their business enterprise or reduce the expectation of future liquidity or equity value available to the Borrower, their Members and ultimate equity owners.  The Borrower Parties willingly accept such risks and contingencies, and agree that the obligations under the Loan Agreement and other Loan Documents shall remain unconditional and absolute notwithstanding such risks and contingencies.

(c)           The Borrower Parties hereby represent and warrant that they have no present intention to currently or in the future file a voluntary petition for bankruptcy under any chapter of the Bankruptcy Code, or any other proceeding to liquidate, reorganize or rehabilitate any Borrower Party under any state or other federal law or under any law of any foreign jurisdiction (collectively, an “Insolvency Proceeding”).

(d)           In the event of a subsequent Insolvency Proceeding by, against or involving any Borrower Party, no Borrower Party shall contest any claim or assertion by the Lender that the Loan is binding between the parties, and that valuable consideration has been received by the Borrower Parties for same.

(e)           The Borrower Parties agree that they shall not, under any circumstances, resist, hinder or delay the Lender’s enforcement of any rights and remedies it may have under the Loan Agreement and other Loan Documents, including, without limitation, (i) seeking in any state or federal court or any foreign tribunal an injunction or order which may stay or limit the Lender’s enforcement of such rights and remedies, including the right to foreclose upon any or all of the Collateral, (ii) taking any action, including but not limited to any corporate action which would effect any alteration or modification of the Borrower’s organizational documents without the obtaining of all required consents, which would violate the Loan Documents, so as to permit the filing of a voluntary bankruptcy petition (or the voluntary commencement of any other Insolvency Proceeding) in violation or contravention of the Loan Documents, and (iii) inducing, supporting or encouraging any third party to file an involuntary petition against any Borrower Party under the Bankruptcy Code or any other insolvency proceeding.

(f)             If, for any reason, any Borrower Party becomes a debtor in a case under any chapter of the Bankruptcy Code, then the Borrower Parties (including any of them that is a debtor in such case) hereby agree as follows:

(i)             The Lender shall be entitled to receive immediate relief from the automatic stay provisions of the Bankruptcy Code following any bankruptcy petition which any Borrower Party may file, or which may be filed against any Borrower Party, and no Borrower Party shall contest any motion for relief from the automatic stay which may be filed by the Lender.  The Borrower Parties hereby consent to any such termination or modification of the automatic stay as may be requested by the Lender, and hereby expressly waive any and all rights, protections and benefits of the automatic stay or similar injunctive relief available under the Bankruptcy Code.  No Borrower Party shall seek a supplementary injunction under section 105 of the Bankruptcy Code, or take any other action to seek to further stay or hinder the Lender in the enforcement of its rights and remedies.

(ii)            The Borrower Parties acknowledge and agree that, for the duration that the automatic stay may remain in effect in any such bankruptcy case, the minimum that would constitute “adequate protection” for the interests of the Lender must, at a minimum, include each of the following:  (a) a cure of any and all pre-petition monetary defaults under the Loan Agreement and other Loan Documents within sixty (60) days from the commencement of the case; (b) the timely performance of all monetary obligations under the Loan Agreement and other Loan Documents arising from and after the commencement of the case; and (c) the debtor in such case shall file, within ninety (90) days of the commencement of the case, a plan of reorganization which provides for treatment of the Lender which is acceptable to the Lender, or which leaves the interests of the Lender unimpaired.  Under no circumstances shall any Borrower Party seek any extension of such 90-day deadline pursuant to section 362(d)(3) of the Bankruptcy Code or any other statutory provision or equitable principle.  Failure to provide adequate protection on such terms shall constitute a separate and distinct cause for the termination of the automatic stay in any such bankruptcy case.

(iii)           No Borrower Party shall seek to modify, impair or limit the rights and remedies of the Lender under sections 506(c) or 552(b) of the Bankruptcy Code or otherwise, and shall not seek to obtain credit or incur debt to be secured by a senior or equal lien on the Collateral of the Lender under the Loan Agreement and other Loan Documents, pursuant to section 364(d) or otherwise.

(g)           To the fullest extent permitted by applicable Law, no Borrower Party shall propose, support, encourage, induce, or vote in favor of any plan of reorganization that seeks to alter, modify, abridge, or eliminate, in any respect, any of the rights of the Lender under the Loan Agreement and other Loan Documents, without the express written consent of the Lender (which may be granted or withheld in the Lender’s sole and absolute discretion).

(h)           [Intentionally omitted]

(i)             It is specifically intended and agreed that all of the foregoing provisions shall be binding upon the debtor and debtor-in-possession in any such future bankruptcy case (and upon each of the other signatories to this Amendment who may not be a debtor in such case).  The parties acknowledge the possibility that some or all of the foregoing provisions may not be enforceable as to, or binding upon, other creditors of the debtor (including any official committee of creditors that may be appointed), but fully intend and desire that the bankruptcy court respect the agreement of the parties hereto (including not only the Borrower and the Lender, but each other Borrower Party as well) with respect to each and all of such provisions.

SECTION 7.           Waivers.  In connection with their respective obligations (the “Payment Obligations”) pursuant to Section 2 hereof (the “Payment Agreement”), Resource and LEAF (collectively, the “Payors,” and each, a “Payor”) hereby severally waive, acknowledge, agree, covenant, grant, represent and warrant as follows:

(a)            Payment Agreement Unconditional and Irrevocable.  The Payment Agreement is an absolute and unconditional guaranty of payment and performance of the Payment Obligations and not of collection.  The liability of each Payor under the Payment Agreement shall be direct and immediate and not conditional or contingent upon the genuineness, validity or enforceability of the Loan Documents or this Amendment.    The Payment Agreement may not be revoked by either Payor and shall continue to be effective with respect to any Payment Obligations arising or created after any attempted revocation by either Payor.  In the event, on account of the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, the Borrower shall be relieved of or fail to incur any debt, obligation or liability as provided in the Loan Documents or this Amendment, the Payors shall nevertheless be fully liable therefor.  In the event of a default under the Loan Documents that is not cured within any applicable grace or cure period, the Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to the Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity.  If the Payment Obligations are partially paid or discharged by reason of the exercise of any of the remedies available to the Lender, the Payment Agreement shall nevertheless remain in full force and effect, and the Payors shall remain liable for all remaining Payment Obligations, even though any rights that the Payors may have against the Borrower may be destroyed or diminished by the exercise of any such remedy.

(b)           Waivers by Payors.  To the extent permitted by law, each Payor hereby waives and agrees not to assert or take advantage of:

(i)             The defense of the statute of limitations in any action hereunder;

(ii)           Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(iii)           Demand, presentment for payment, notice of nonpayment, intent to accelerate, acceleration, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Borrower, the Lender, any endorser or creditor of  the Borrower or of either Payor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Lender;

(iv)           Any right or claim or right to cause a marshaling of the assets of either Payor;

(v)           Any principle or provision of law, statutory or otherwise, that is or might be in conflict with the terms and provisions of the Payment Agreement;

(vi)           Any invalidity, irregularity or unenforceability, in whole or in part, of the Loan Documents or this Amendment;

(vii)           Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Seller) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Lender to enforce any of its rights, whether now or hereafter required, that the Lender may have against either Payor;

(viii)         Any modifications of the Loan Documents or this Amendment by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(ix)           Any action, occurrence, event or matter consented to by either Payor under any provision hereof, or otherwise;

(x)           Any and all benefits and defenses under any applicable law that would limit either Payor’s liability if the Borrower had no liability at the time of execution of the Loan Documents or this Amendment or thereafter ceases to be liable;

(xi)           Any and all benefits and defenses under any applicable law that, if the Payors had not given this waiver would otherwise prohibit such Payor’s liability from being larger in amount and more burdensome than that of the Borrower;

(xii)           Principles or provisions of law, statutory or otherwise, that might otherwise constitute a legal or equitable discharge of a surety or a guarantor;

(xiii)           Any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder;

(xiv)           Any claim for, subrogation, reimbursement, indemnification, and contribution against the Borrower and against any general partner, member or other constituent of the Borrower, and against any other person or any collateral or security for the Payment Obligations, until the Payment Obligations have been indefeasibly paid and satisfied in full, all obligations owed to the Lender hereunder have been fully performed, and there has expired the maximum possible period thereafter during which any payment made by either Payor with respect to the Payment Obligations could be deemed a preference under the Bankruptcy Code; and

(xv)          Any and all benefits and defenses under any applicable law, rule or regulation such that either Payor’s liability may be larger in amount and more burdensome than that of the Borrower.

(c)            No Limitation on Liability.  Each Payor hereby consents and agrees that the liability of such Payor under the Payment Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following, whether occurring with or without notice to such Payor or with or without consideration:  (a) any extensions of time for performance required by the Loan Documents or this Amendment or extension or renewal of the Loan Documents and this Amendment; (b) any sale or assignment of the Borrower’s rights under the Loan Documents or this Amendment or any sale or transfer of the Property; (c) any change in the composition of the Borrower, including, without limitation, the withdrawal or removal of either Payor from any current or future position of ownership, management or control of the Borrower; (d) the accuracy or inaccuracy of the representations and warranties made by either Payor herein or by the Borrower in any of the Loan Documents or this Amendment; (e) the release of the Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents or this Amendment by operation of law, the Lender’s voluntary act or otherwise; (f) the taking or failure to take any action of any type whatsoever; (g) any existing or future offset, claim or defense of the Borrower or any other party against the Lender or against payment of the Payment Obligations, whether such offset, claim or defense arises in connection with the Payment Obligations, the transactions creating the Payment Obligations or otherwise; (h) any renewal, increase, modification, alteration or rearrangement of all or any part of the Payment Obligations or the Loan Documents or this Amendment between the Lender and the Borrower or any other parties pertaining to the Payment Obligations or any failure of the Lender to notify either Payor of any such action; (i) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lender to the Borrower or either Payor; or (j) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower, either Payor or any other party at any time liable for the payment or performance of all or part of the Payment Obligations; or any dissolution of the Borrower or either Payor, or any sale, lease or transfer of any or all of the assets of the Borrower or either Payor.  No such action that the Lender shall take or fail to take in connection with the Loan Documents or this Amendment, nor any course of dealing with the Borrower or any other Person, shall limit, impair or release the Payors’ obligations hereunder, affect the Payment Agreement in any way or afford the Payors any recourse against the Lender.  Nothing contained in this Section shall be construed to require the Lender to take or refrain from taking any action referred to herein.

SECTION 8.           Ratification.  Upon execution of this Amendment, the Loan Agreement shall be amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Loan Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Amendment is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 9.           GOVERNING LAW.  THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 10.         Counterparts.  Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile or PDF as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity.  This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

SECTION 11.         Severability of Provisions.  If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 12.         Amendment.  This Amendment may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

SECTION 13.         Headings.  The Section headings are not part of this Amendment and shall not be used in its interpretation.

SECTION 14.         Successors and Assigns.  Subject to Section 14.13 of the Loan Agreement, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15.         No Waiver, Cumulative Remedies.  No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder or under the Loan Agreement, other Loan Documents or this Amendment shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.  The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.  No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents or this Amendment shall be valid unless made in writing and signed by the Lender, and then only to the extent as specifically set forth in such writing.

SECTION 16.         Addresses for Notices, Etc.  All notices, requests, demands and other communications provided for hereunder shall be in writing and delivered and deemed delivered pursuant to the terms of Section 14.02 of the Loan Agreement.  Lender furnishes notice of the following changed addresses:

Lender:                          7 World Trade Center
250 Greenwich Street, Floor 50
New York, NY  10007
Attention:  Steven H. Cohen, Esq.
Facsimile:  (212) 768-4781

With a copy to:            Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA  90013
Attention:  William D. Ellis, Esq.
Facsimile:  (213) 896-6600

SECTION 17.         Survival of Representations and Warranties.  All representations, warranties, covenants and agreements contained herein or made in writing by the Lender or the Borrower Parties in connection herewith shall survive the execution and delivery of this Amendment and the Loan Documents and be true and correct until all of the obligations hereunder have been satisfied in full pursuant to this Amendment.

SECTION 18.         Time of the Essence.  Time is of the essence of this Amendment and the other Loan Documents.

SECTION 19.         Further Assurances.  The Borrower Parties and Lender shall, from time to time, execute such additional documents as reasonably may be requested by the other parties or their counsel and take such other actions, to carry out and fulfill the intent and purpose of this Amendment, including, without limitation, the perfection and first priority of the Lender’s security interests under the Loan.  The Borrower Parties agree to execute, acknowledge and deliver such documents as reasonably requested by the Lender for such purposes and otherwise to cooperate in the Lender’s efforts in this regard.

SECTION 20.         Construction.  This Amendment has been prepared and negotiated through the efforts of the Lender and the Borrower Parties.  This Amendment was drafted initially by counsel for the Lender solely as a matter of convenience to the parties, and shall not be construed or interpreted for or against any of the parties on the grounds that it was so initially drafted.  Accordingly, regardless of which party drafted a particular Loan Document, or a particular clause of this Amendment, any construction of this Amendment or of the Loan Documents shall be made without any reference whatsoever as to which party drafted or insisted upon said Loan Document or clause in this Amendment.

SECTION 21.         Entire Agreement.  The Loan Documents and this Amendment and the documents executed pursuant hereto, embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

SECTION 22.         Counsel; Voluntary Agreement.  Counsel for the Lender and the Borrower Parties have reviewed and advised their clients with respect to the terms and conditions of this Amendment and the parties’ respective rights and remedies.  The Lender and the Borrower Parties have thoroughly and carefully read this Amendment and the releases contained herein, and have entered into this Amendment freely and voluntarily, without duress or coercion of any kind, and as a well reasoned exercise of their respective business judgments.

SECTION 23.         Payment of the Lender’s Costs and Expenses.  The Borrower shall pay all of the Lender’s costs and expenses, including without limitation, title premiums, escrow fees, attorneys’ fees and costs, accountants’ fees and costs, documentary stamp taxes, intangible taxes and other taxes and travel costs incurred in connection with this Amendment.  As a condition to the Lender’s obligations under this Amendment, the Borrower shall pay all of such costs and expenses incurred through the Effective Date.

SECTION 24.         No Third Party Beneficiaries.  This Amendment is solely between the parties hereto and no person not a party to this Amendment shall have any rights or privileges hereunder.

SECTION 25.         WAIVER OF JURY TRIAL.  THE BORROWER PARTIES AND THE LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AMENDMENT, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE BORROWER PARTIES AND THE LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  THE BORROWER PARTIES AND THE LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.  THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AMENDMENT.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEAF FUND II, LLC, as Borrower

By:
Name:
Title:

LEASE EQUITY APPRECIATION FUND II, L.P., as Seller

By:	LEAF FINANCIAL CORPORATION,
as General Partner

By:
Name:
Title:

LEAF FINANCIAL CORPORATION, as Servicer

By:
Name:
Title:

LEAF FUNDING, INC., as Originator

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

RESOURCE AMERICA INC.,
parent of the Servicer and the Originator

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Securities Intermediary

By:
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

WESTLB AG, NEW YORK BRANCH, as Lender

By:
Name:
Title:

By:
Name
Title:

SCHEDULE 4

EXISTING DEFAULTS

1.
WestLB has advised the Borrower Parties that, in violation of Sections 7.01(u), 7.02(w), 7.03(t) of the Loan Agreement and Section 3.01(c)(v) of the Servicing Agreement, Borrower and its Affiliates amended, modified, and altered Contract Documents without the prior written consent of WestLB; that due to this, the Borrowing Base requirements could not be verified; and that such breach remains uncured by application of Section 3.09.

2.
WestLB has advised the Borrower Parties that, in violation of Section 8.01(i) and (j) of the Loan Agreement, Borrower included in the Borrowing Base, as reported in Servicer Reports, Contracts that were not Eligible Contracts due to the non-permitted modification referenced above and due to exceeding the limit on Contracts with non-level payments.

3.	WestLB has advised the Borrower Parties that, in violation of Section 7.02(d) of the Loan Agreement, LEAF failed to maintain adequate financing facilities.

4.
WestLB has advised the Borrower Parties that, in violation of the Loan Agreement, (a) the average of the Annualized Default Ratios on the Serviced Portfolio for the three most recently ended Collection Periods has exceeded 4.50% for at least seven consecutive Payment Dates up to and including the most recent Payment Date, and (b) the average of the Annualized Default Ratios on the Securitized Portfolio for the three most recently ended Collection Periods has exceeded 3.50% for at least seven consecutive Payment Dates up to and including the most recent Payment Date.

5.	WestLB has advised the Borrower Parties that, in violation of the Loan Agreement, a Borrowing Base Deficiency exists under Loan Agreement.